SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2007

Earth Biofuels, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-110249	71-0915825
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Knox Street, Suite 403
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective March 5, 2007, Earth Biofuels, Inc. (the “Company”) accepted the resignation of Col. Robert Dubek as Chief Operating Officer of the Company.

Section 8 — Other Events

Item 8.01 Other Events.

Effective March 5, 2007, Earth Biofuels Technology Company, LLC, a subsidiary of the Company, named Col. Robert Dubek as Chief Operating Officer of Earth Biofuels Technology Company, LLC.

Robert D. Dubek recently retired as a Colonel in the United States Air Force after 26+ years of service.  He brings experience in operational analysis, HR, and as a commander.  From July 2004 through July 2006 he served as Commander, 305 Mission Support Group, McGuire AFB, NJ where he planned, developed and implemented direct operating support solutions for over 30,000 military, civilian, retiree, and family members at this location with a team of 2100+ government employees.  From July 2002 through July 2004, he was the Chief of Personnel Force Management, for the Headquarters Air Mobility Command, Scott Air Force Base, Illinois where he provided direction and policy management for 100 HR programs supporting the 147 worldwide locations, including 12 major bases, of the Mobility command, serving 40,000 corporate personnel.  Colonel Dubek received an M.S. degree in Strategic Studies from Air War College in 2002, an M.S. degree in Operations Research, Air Force Institute of Technology in 1990 and a B.S. degree in Mathematics from Kansas State University in 1980.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.
(Registrant)

Date: March 5, 2007	By:	/s/	Dennis G. McLaughlin
Dennis G. McLaughlin,
Chief Executive Officer